                                                                   Exhibit 10.32

                         MULTIPLE LINE EXCESS OF LOSS
                             REINSURANCE AGREEMENT
                                 NO. TM670A,B

                           EFFECTIVE JANUARY 1, 1999

                                    between

                           MERCURY CASUALTY COMPANY
                               Brea, California

                                      and

                     SWISS REINSURANCE AMERICA CORPORATION
                              New York, New York

        MULTIPLE LINE EXCESS OF LOSS REINSURANCE AGREEMENT NO. TM670A,B

ARTICLE         CONTENTS                                              PAGE
-------         --------                                              ----
                PREAMBLE                                                 1
I               INTENT                                                   1
II              COVER                                                    1
III             EFFECTIVE DATE AND TERMINATION                           2
IV              TERRITORY                                                2
V               ULTIMATE NET LOSS                                        2
VI              LOSS IN EXCESS OF POLICY LIMITS                          3
VII             EXTRA CONTRACTUAL OBLIGATIONS                            3
VIII            DEFINITION OF RISK                                       4
IX              EXCLUSIONS                                               5
X               SPECIAL ACCEPTANCE                                      11
XI              LOSS OCCURRENCE                                         12
XII             REPORTS AND REMITTANCES                                 14
XIII            CLAIMS                                                  14
XIV             SALVAGE AND SUBROGATION                                 15
XV              ACCESS TO RECORDS                                       16
XVI             TAXES                                                   16
XVII            CURRENCY                                                16
XVIII           OFFSET                                                  16
XIX             ERRORS OR OMISSIONS                                     17
XX              DISPUTE RESOLUTION                                      17
XXI             INSOLVENCY                                              19
XXII            SPECIAL TERMINATION                                     20
XXIII           AMENDMENTS                                              21
                SIGNATURES                                              21

ATTACHMENTS:    EXHIBIT A - FIRST MULTIPLE LINE EXCESS OF LOSS COVER
                EXHIBIT B - SECOND MULTIPLE LINE EXCESS OF LOSS COVER

                INSOLVENCY FUNDS EXCLUSION CLAUSE
                POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE POLLUTION AND SEEPAGE EXCLUSION CLAUSE
                NUCLEAR INCIDENT EXCLUSION CLAUSE  - PHYSICAL DAMAGE -
                 REINSURANCE - U.S.A.
                NUCLEAR INCIDENT EXCLUSION CLAUSE  - PHYSICAL DAMAGE -
                 REINSURANCE - CANADA
                NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4 POLLUTION LIABILITY EXCLUSION CLAUSE - REINSURANCE NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY -
                 REINSURANCE  - U.S.A.
                NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY -
                 REINSURANCE - CANADA

                         MULTIPLE LINE EXCESS OF LOSS
                             REINSURANCE AGREEMENT
                                 NO. TM670A,B
                 (hereinafter referred to as the "Agreement")

                                    between

                           MERCURY CASUALTY COMPANY
                               Brea, California
                  (hereinafter referred to as the "Company")

                                      and

                     SWISS REINSURANCE AMERICA CORPORATION
                              New York, New York
                 (hereinafter referred to as the "Reinsurer")

ARTICLE I - INTENT
------------------

A. The Company will reinsure with the Reinsurer and the Reinsurer will accept from the Company such reinsurance in accordance with the terms and conditions set forth in Exhibits A and B which are attached hereto and made part of this Agreement, such Exhibits being entitled for the purposes of identification as follows:

      EXHIBIT A - FIRST MULTIPLE LINE EXCESS OF LOSS COVER
      EXHIBIT B - SECOND MULTIPLE LINE EXCESS OF LOSS COVER

B. This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.

C. The performance of obligations by both parties under this Agreement shall be in accordance with a fiduciary standard of good faith and fair dealing.

ARTICLE II - COVER
------------------

A. The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company's Ultimate Net Loss paid or to be paid by the Company as a result of losses occurring during the term of this Agreement, for Policies in force as of January 1, 1999, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B. The term "Policies" shall mean each of the Company's binders, policies and contracts of insurance or reinsurance on the business covered hereunder.

                                       1.

ARTICLE III - EFFECTIVE DATE AND TERMINATION
--------------------------------------------

A. This Agreement shall become effective with respect to losses occurring on and after 12:01 a.m., Pacific Standard Time, January 1, 1999, and shall remain in full force until terminated. This Agreement may be terminated at any time by either party giving to the other 90 days prior written notice by certified mail of its intention to do so.

B. Upon termination of this Agreement, the Reinsurer shall be liable for losses occurring prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.

C. If this Agreement shall terminate while a Property loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Company as if the entire loss had occurred during the time this Agreement is in force provided the loss covered hereunder started before the date of termination.

ARTICLE IV - TERRITORY
----------------------

A. As respects Property Business, this Agreement applies to risks located in the United States of America, its territories and possessions, and Canada, except that with respect to Multiple Peril Policies covered hereunder, the territorial limits of this Agreement shall be those of the original Policies when such Policies are written to cover risks primarily located in the United States of America, its territories and possessions, and Canada.

B. As respects Casualty Business, this Agreement applies to Policies issued by the Company within the United States of America, its territories and possessions, and Canada and shall apply to losses covered hereunder wherever occurring.

ARTICLE V - ULTIMATE NET LOSS
-----------------------------

A. The term "Ultimate Net Loss" shall mean the actual sum paid or to be paid by the Company in settlement of losses or liability after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company.

B. The term "Ultimate Net Loss" shall include 90% of Extra Contractual Obligations, as defined herein.

                                       2.

C. The term "Loss Adjustment Expenses" shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation of any claim or loss covered by the Policies reinsured under this Agreement, and shall include Declaratory Judgment Expenses. However, the term "Loss Adjustment Expenses" shall not include the salaries and expenses of Company employees, office expenses and other overhead expenses.

D. The term "Declaratory Judgment Expenses" shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company's defense and/or indemnification obligations, that are allocable to any specific claim or loss applicable to Policies subject to this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

E. All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

F. Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.

ARTICLE VI - LOSS IN EXCESS OF POLICY LIMITS
--------------------------------------------

A. In the event the Company is liable to a policyholder as the result of a settlement or judgment rendered against the policyholder which is in excess of the Policy limit, 90% of that portion of the award made to the third party claimant which is in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit and the sum thereof shall be considered one loss, subject to the provision in Paragraph B. below and all other provisions set forth in this Agreement.

B. With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement, shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's Ultimate Net Loss.

ARTICLE VII - EXTRA CONTRACTUAL OBLIGATIONS
-------------------------------------------

A. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in

                                       3.

   rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

C. However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Extra Contractual Obligations shall not include loss arising out of engineering or other services or any other non-claims related activity provided to the insured by the Company.

E. Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

ARTICLE VIII - DEFINITION OF RISK
---------------------------------

The Company shall be the sole judge of what constitutes one risk provided, however, that:

A. A risk shall never be less than all insurable values within exterior walls and under one roof regardless of fire divisions, the number of Policies involved, and whether there is a single, multiple or unrelated named insureds involved in such risk.

B. When two or more buildings are situated at the same general location, the Company shall identify on its records at the time of acceptance by the Company, those individual buildings and all insurable values contained therein that are considered to constitute each risk. If such identification is not made, each building and all insurable values contained therein shall be considered to be a separate risk.

C. A risk shall be determined from the standpoint of the predominant peril and such peril shall be noted in the Company's records.

                                       4.

ARTICLE IX - EXCLUSIONS
-----------------------

I. AS RESPECTS PROPERTY BUSINESS COVERED UNDER THIS AGREEMENT,
   THIS AGREEMENT DOES NOT COVER:

   A. THE FOLLOWING GENERAL CATEGORIES

      1. All Lines of Business not specifically listed in Section I - Business Covered of Exhibits A and B.

      2. Policies issued with a deductible or self-insured retention of $25,000 or more except Policies covering the Company's own building coverage that are written with a self-insured retention less than or equal to $1,000,000; provided this exclusion shall not apply to Policies which customarily provide a percentage deductible on the perils of earthquake or windstorm.

      3.  Reinsurance assumed, except inter-company reinsurance.

      4.  Ex-gratia Payments.

      5. Loss or damage occasioned by war, invasion, revolution, bombardment, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause.

      6. Insolvency Funds as per the attached Insolvency Funds Exclusion Clause, which is made part of this Agreement.

      7. Pool, Syndicate and Association business as per the attached Pools, Associations and Syndicates Exclusion Clause, which is made part of this Agreement.

      8.  Risks where the total insured value exceeds $20,000,000.

      9.  System performance.

   B. THE FOLLOWING CLASSES OF BUSINESS AND TYPES OF RISKS

      1.  Mortgage Impairment.

      2.  Growing and/or standing crops.

      3.  Mortality and Health covering birds, animals or fish.

      4.  All onshore and offshore gas and oil drilling rigs.

                                       5.

      5. Petrochemical operations engaged in the production, refining or upgrading of petroleum or petroleum derivatives or natural gas.

      6.  Satellites.

      7.  All railroad business.

      8.  As respects Inland Marine business:
          a. Registered Mail and Armored Car Policies.
          b. Jeweler's Block Policies.
          c. Furrier's Customers Policies.
          d. Rolling Stock.
          e. Parcel Post when written to cover banks and financial institutions.
          f. Commercial Negative Film Insurance and Cast and/or Non-Appearance Insurance.
          g. Garment Contractors Policies.
          h. Mining Equipment while underground.
          i. Radio and Television Broadcasting Towers except for existing exposures present at the inception of this Agreement.
          j. Motor Truck Cargo Insurance written for common carriers operating beyond a radius of 200 miles.
          k. Cargo Insurance written to cover ocean, lake or inland waterway vessels.
          l. Watercraft.

      9. Any collection of fine arts where the insurable value is equal to or exceeds $1,000,000.

      10. Bridges, tunnels and dams.

      11. Personal Multiple Peril (Section II only).

   C. THE FOLLOWING PERILS

      1.  Flood and/or Earthquake when written as such.

      2.  Difference in Conditions, however styled.

      3. Pollution and Seepage as per the attached Pollution and Seepage Exclusion Clause which is made part of this Agreement.

      4. Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:
          a. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.
          b. Nuclear Incident Exclusion Clause - Physical Damage -Reinsurance - Canada.
          c. Nuclear Incident Exclusion Clause - Reinsurance - No. 4.

                                       6.

   D. In the event the Company is inadvertently bound on any risk which is excluded under this Agreement and identified below, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 30 days thereafter, and shall then cease unless within the 30 day period, the Company has received from the Reinsurer written notice of its approval of such risk.

      As respects Classes of Business and Types of Risks:

      Items 1. through 11. of Section B. of this Part I.

II.   AS RESPECTS CASUALTY BUSINESS COVERED UNDER THIS AGREEMENT,
      THIS AGREEMENT DOES NOT COVER:

   A. THE FOLLOWING GENERAL CATEGORIES

      1.  Ex-gratia payments.

      2. Risks subject to a deductible or a self-insured retention excess of $25,000.

      3. Loss or damage caused directly or indirectly by: (a) enemy attack by armed forces including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) intervention; (g) civil war; and (h) usurped power.

      4.  Reinsurance assumed by the Company except inter-company reinsurance.

      5. Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments; provided this exclusion shall not apply to Automobile assigned risks which may be currently or subsequently covered hereunder.

      6. Pollution Liability as per the attached Pollution Liability Exclusion Clause - Reinsurance.

      7.  Insolvency Funds as per the attached Insolvency Funds Exclusion
          Clause.

      8. Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:
          a. Nuclear Incident Exclusion Clause - Liability - Reinsurance -
             U.S.A.

                                       7.

          b. Nuclear Incident Exclusion Clause - Liability - Reinsurance -
             Canada.
          c. Nuclear Incident Exclusion  Clause - Reinsurance - No. 4.

   B. THE FOLLOWING INSURANCE COVERAGES

      1.  Fiduciary Liability.

      2.  Fidelity and Surety.

      3.  Credit and Financial Guarantee.

      4.  Securities and Exchange Liability.

      5.  Retroactive coverage.

      6.  Personal and Commercial Excess or Umbrella  Liability.

      7. Malpractice or Professional Liability except incidental Malpractice Liability.

      8. Errors and Omissions Liability except as provided under the Printers Program.

      9.  Directors' and Officers' Liability.

      10. Advertisers', Broadcasters' and Telecasters' Liability as respects Personal Injury Liability except as provided under Commercial Package Policies.

      11. Liquor Law Liability except Host Liquor Law Liability and Liquor Law Liability under Businessowners Policies written for the American Legion.

      12. Kidnap, Extortion and Ransom Liability.

      13. Boiler and Machinery Insurance.

      14. Protection and Indemnity (Ocean Marine).

      15. Personal Automobile Liability.

      16. Automobile Collision.

      17. Workers Compensation and Employers Liability.

   C. THE FOLLOWING RISKS AS RESPECTS HIRED AND NON-OWNED AUTOMOBILE LIABILITY

      1. Vehicles used in or while in practice or preparation for, a prearranged racing, speed, exhibition or demolition contest.

                                       8.

      2. All vehicles classified as "Public Automobiles" except church buses, social service agency automobiles, van pools and vehicles used for the transportation of employees.

      3.  Fire, police, emergency  or municipal vehicles.

      4.  Motorcycles.

      5.  The rental or leasing of vehicles to others.

      6.  Logging trucks.

      7. Vehicles regularly used to haul property of others and operating beyond a 200 mile radius.

      8.  Newspaper delivery trucks.

      9. Vehicles engaged in the transportation or distribution of fireworks, fuses, explosives, ammunitions, natural or artificial fuel, gas, or liquefied petroleum gases or gasoline.

   D. THE FOLLOWING AS RESPECTS LIABILITY OTHER THAN AUTOMOBILE

      1. The manufacturing, mining, refining, processing, distribution, installation, removal or encapsulment of asbestos.

      2.  Risks involving known exposure to the following substances:
          a. dioxin.
          b. polychlorinated biphenols.
          c. asbestos.

      3.  Liability as respects Products and Completed Operations:
          a. The manufacture, labeling or re-labeling, importation or wholesale distribution of:
             (i)    Drugs or pharmaceuticals.
             (ii)   Cosmetics.
             (iii)  Herbicides, insecticides or pesticides.
             (iv) Petrochemical or electrical equipment used for heating, lighting or cooking.
             (v)    Industrial or toxic chemicals.
             (vi) Valves, gaskets or seals of a hydraulic, petrochemical or high pressure nature.
             (vii)  Medical supplies.
             (viii) Heavy machinery and equipment.
             (ix)   Power tools.
             (x) Medical equipment used for diagnostic or life sustaining purposes.
          b. The manufacture or importing of motorized or self-propelled vehicles and equipment.

                                       9.

          c. The manufacturing, importing, packing, canning, bottling or processing of foodstuffs except Retail Businessowners Policies on premises where sales are made.
          d. The blending, mixing, processing or importing of animal feed.
          e. The manufacture, sale, distribution, handling, servicing or maintenance of aircraft, aerospacecraft, missiles, satellites or any component or components thereof.

      4.  Ownership, operation or use of vessels exceeding 50 feet in length.

      5.  All railway operations except sidetrack agreements.

      6.  Amusement parks, carnivals or circuses.

      7.  Public assembly exposure in excess of 5,000.

      8.  Gas, electric and water utility companies.

      9.  Subaqueous operations.

      10. Mining.

      11. Blasting operations.

      12. Demolition of buildings or structures in excess of two stories.

      13. Shoring, underpinning or moving of buildings or structures.

      14. Manufacture, sale, rental, lease, erection or repair of scaffolds.

      15. Construction of bridges, tunnels or dams.

      16. a. Manufacturers or importers of fireworks, fuses, or any substance, as defined and noted below, intended for use as an explosive.
          b. Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.
          c. Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.
          d. Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.

          NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as

                                      10.

          differentiated from commodities used industrially and which are only incidentally explosive.

      17. Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel, gas, butane, propane or liquefied petroleum gases or gasoline.

      18. Onshore and offshore gas and oil drilling operations.

      19. Ownership, maintenance or use of any airport or aircraft, including fueling, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit.

      20. Municipalities.

   E. Those exclusions set forth under Items 6. and 17. of Section D. shall not apply if the exposure is incidental to the regular operations of the insured covered hereunder.

   F. In the event the Company is inadvertently bound on any risk which is excluded under this Agreement and identified below, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 30 days thereafter, and shall then cease unless within the 30 day period, the Company has received from the Reinsurer written notice of its approval of such risk:

      1.  As respects Hired and Non-Owned Automobile Liability:

          Items 2. through 9. of Section C. of this Part II.

      2.  As respects Liability Other Than Automobile:

          Items 3. through 20. of Section D. of this Part II.

ARTICLE X - SPECIAL ACCEPTANCE
------------------------------

Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to the Reinsurer for special acceptance hereunder; and such risks, if accepted in writing by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Agreement, except as modified by the special acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes under this Agreement.

                                      11.

ARTICLE XI - LOSS OCCURRENCE
----------------------------

As respects Property Business covered under this Agreement:

A. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

   1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

   2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company, occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

   3. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's Loss Occurrence.

   4. As regards Freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's Loss Occurrence.

B. For all Loss Occurrences the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one

                                      12.

   event except for those Loss Occurrences referred to in 1. and 2. above, where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any Loss Occurrence claimed under the 168 hours provision.

As respects Casualty Business covered under this Agreement:

The term "Loss Occurrence" shall mean any accident or occurrence or series of accidents or occurrences arising out of any one event and happening within the term and scope of this Agreement. Without limiting the generality of the foregoing, the term "Loss Occurrence" shall be held to include:

A. As respects Products Bodily Injury and Products Property Damage Liability, injuries to all persons and all damage to property of others occurring during a Policy Period and proceeding from or traceable to the same causative agency shall be deemed to arise out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencing date of the Policy Period. For the purpose of this provision, each annual period of a Policy which continues in force for more than one year shall be deemed to be a separate Policy Period.

B. As respects Bodily Injury Liability (other than Automobile and Products), said term shall also be understood to mean, as regards each original assured, injuries to one or more than one person resulting from infection, contagion, poisoning, or contamination proceeding from or traceable to the same causative agency.

C. As respects Property Damage Liability (other than Automobile and Products), said term shall also, subject to Provisions 1. and 2. below, be understood to mean loss or losses caused by a series of operations, events, or occurrences arising out of operations at one specific site and which cannot be attributed to any single one of such operations, events or occurrences, but rather to the cumulative effect of the same. In assessing each and every Loss Occurrence within the foregoing definition, it is understood and agreed that:

   1. the series of operations, events or occurrences shall not extend over a period longer than 12 consecutive months; and

   2. the Company may elect the date on which the period of not exceeding 12 consecutive months shall be deemed to have commenced.

   In the event that the series of operations, events or occurrences extend over a period longer than 12 consecutive months, then each consecutive period of 12 months, the first of which commences on the

                                      13.

   date elected under 2. above, shall form the basis of claim under this Agreement.

D. As respects those Policies of the Company which provide aggregate limits of liability, the total of all individual losses occurring during any one Policy year which proceed from or are traceable to the same causative agency.

ARTICLE XII - REPORTS AND REMITTANCES
-------------------------------------

A. The Company shall furnish the Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

B. Within 45 days after the close of each calendar month, the Company shall submit an account to the Reinsurer summarizing Subject Earned Premium underwritten and produced through the Commercial Property and Personal Lines Departments, and the reinsurance premium due as respects Property Business under Exhibits A and B and Casualty Business under Exhibit A. Such reinsurance premium shall be remitted within 45 days after the close of each calendar month. The reinsurance premium for Casualty Business under Exhibit B shall be paid in advance at January 1 of each year.

C. Payment by the Reinsurer of its portion of loss and Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer.

D. As respects Property Business covered under this Agreement, the Company shall furnish the following to the Reinsurer with respect to occurrences designated as catastrophes by the Property Claim Services:

   1. Prompt preliminary estimate of amount recoverable from the Reinsurer;

   2. Within 30 days after the close of each quarter the amount of losses and Loss Adjustment Expenses paid, less all recoveries, including salvage and subrogation, at the end of each quarter segregated by Line of Business;

   3. Within 30 days after the close of each quarter the amount of losses and Loss Adjustment Expenses outstanding at the end of each quarter segregated by Line of Business.

ARTICLE XIII - CLAIMS
---------------------

A. The Company shall promptly notify the Reinsurer of each claim which may involve the reinsurance provided hereunder and of all subsequent

                                      14.

   developments relating thereto, stating the amount claimed and estimate of the Company's Ultimate Net Loss and Loss Adjustment Expenses. Notwithstanding the provisions set forth in any other Article herein, prompt notification of loss shall be considered a condition precedent to liability under this Agreement.

B. As respects Casualty Business covered under this Agreement, the Company shall advise the Reinsurer of all claims which:

   1. Are reserved by the Company for an amount in excess of 50% of its retention;

   2. Originate from fatal injuries;

   3. Originate from the following kinds of bodily injury:

      a.  Brain injuries resulting in impairment of physical function;

      b. Spinal injuries resulting in a partial or total paralysis of upper or lower extremities;

      c.  Amputation or permanent loss of use of upper or lower extremities;

      d.  Severe burn injuries;

      e.  Loss of sight in one or both eyes;

      f. All other injuries likely to result in a permanent disability rate of 50% or more.

C. The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and reinsured under this Agreement. The Reinsurer, at its own expense, may associate with the Company in the defense or control of any claim, suit or other proceeding which involves or is likely to involve the reinsurance provided under this Agreement, and the Company shall cooperate in every respect in the defense of any such claim, suit or proceeding.

ARTICLE XIV - SALVAGE AND SUBROGATION
-------------------------------------

A. In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.

                                      15.

B. From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.


ARTICLE XV - ACCESS TO RECORDS
------------------------------

The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.


ARTICLE XVI - TAXES
-------------------

The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or federal taxing authority.


ARTICLE XVII - CURRENCY
-----------------------

Wherever the word "dollars" or the "$" symbol is used in this Agreement, it shall mean dollars of the United States of America, excepting in those cases where the Policy is issued by the Company in Canadian dollars, in which case it shall mean dollars of Canada. In the event the Company is involved in a loss requiring payment in United States and Canadian currency, the Company's retention and the limit of liability of the Reinsurer shall be apportioned between the two currencies in the same proportion as the amount of net loss in each currency bears to the total amount of net loss paid by the Company. For the purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses shall be converted into United States dollars at the actual rates of exchange at which the premiums and losses are entered in the Company's books.


ARTICLE XVIII - OFFSET
----------------------

Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or

                                      16.

otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.


ARTICLE XIX - ERRORS OR OMISSIONS
---------------------------------

Errors or omissions of a ministerial nature on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.


ARTICLE XX - DISPUTE RESOLUTION
-------------------------------

Part I - Choice Of Law And Forum

Any dispute arising under this Agreement shall be resolved in the State of New York or at another mutually agreed location, and the laws of the State of New York shall govern the interpretation and application of this Agreement.

Part II - Mediation

If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Part III - Arbitration

A. Resolution of Disputes - As a condition precedent to any right arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

B. Composition of Panel - Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration

                                      17.

   panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

C. Appointment of Arbitrators - The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

D. Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.

E. Involvement of Other Reinsurers - If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, nothing herein shall impair the right of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

F. If the Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other reinsurers in which common questions of law or fact are in issue, the Company or the Reinsurer, at its option, may join with such other reinsurers in a common arbitration proceeding under the terms of this Article. If the Company and such other reinsurers have commenced arbitration, the Reinsurer may at its option join such proceeding for the determination of the dispute between the Company and the Reinsurer.

G. Submission of Dispute to Panel - Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of the umpire.

                                      18.

H. Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

I. Arbitration Award - The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

J. Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.


ARTICLE XXI - INSOLVENCY
------------------------

A. In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law.

B. The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In addition to the offset provisions set forth in Article XVIII - Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will

                                      19.

   be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D. Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.


ARTICLE XXII - SPECIAL TERMINATION
----------------------------------

A. Notwithstanding the termination provisions set forth in Article III - Effective Date and Termination, this Agreement shall be:

   1. Terminated automatically and simultaneously upon the happening of any of the following events:

      a. Entry of an order of liquidation, rehabilitation, receivership or conservatorship with respect to the Company or the Reinsurer by any court or regulatory authority;

      b.  Assignment of this Agreement by either party;

      c. Any transfer of control of either party by change in ownership or otherwise;

      d. General reinsurance of any portion of the Company's business it retains net for its own account, as determined under the provisions of this Agreement without prior consent of the Reinsurer.

   2. Terminated in accordance with the provisions set forth in this Paragraph, upon the discovery of the following event:

          A reduction of 50% or more of the Company's or the Reinsurer's policyholders surplus during any calendar year. Such reduction shall be determined by calculating the difference between the Company's or the Reinsurer's prior year annual statement and each subsequent quarterly statutory statement within such current calendar year.

      As respects the event set forth in this Paragraph A.2., the Company or the Reinsurer shall be obligated to notify the other party in writing within 30 days after the filing of its quarterly statement. Upon receipt of such notification the other party shall have the right to terminate this Agreement, by giving not less than 30 days notice of its intention to do so.

B. Any notice of termination pursuant to provisions set forth in Paragraph A.2. above shall be sent by certified mail, return receipt

                                      20.

   requested. Such notice period shall commence upon the other party's receipt of the notice of termination.

C. In the event of termination, the Reinsurer shall not be liable for losses occurring subsequent to the date of termination.


ARTICLE XXIII - AMENDMENTS
--------------------------

This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the following dates:

In Brea, California, this            day of                      , 1999.

ATTEST:                            MERCURY CASUALTY COMPANY


_______________________            ________________________________________

And in New York, New York, this         day of                   , 1999.

ATTEST:                            SWISS REINSURANCE AMERICA CORPORATION


_______________________            ________________________________________
Member of Management                      Member of Senior Management

                                      21.

                                   EXHIBIT A

                   FIRST MULTIPLE LINE EXCESS OF LOSS COVER

                           IS ATTACHED TO AND FORMS

                                    PART OF

                      REINSURANCE AGREEMENT NO. TM670A,B

             EXHIBIT A - FIRST MULTIPLE LINE EXCESS OF LOSS COVER


SECTION          SUBJECT                                PAGE
-------          -------                                ----

  1              BUSINESS COVERED                       A-1

  2              LIMIT AND RETENTION                    A-1

  3              REINSURANCE PREMIUM                    A-2

             EXHIBIT A - FIRST MULTIPLE LINE EXCESS OF LOSS COVER


SECTION 1 - BUSINESS COVERED
----------------------------

Under this Exhibit, the indemnity for reinsured loss applies to those Policies issued by the Company with respect to the following Property and Casualty Business except as excluded under Article IX - Exclusions of this Agreement.

PROPERTY BUSINESS
-----------------

NAIC
CODE:   LINES OF BUSINESS:

01      Fire
02      Allied Lines
04      Homeowners (Section I only)
05      Commercial Multiple Peril (Section I only)

CASUALTY BUSINESS
-----------------

CLASSES OF INSURANCE

1. Hired and Non-Owned Automobile Liability:

   Bodily Injury Liability, Property Damage Liability, Medical Payments, Uninsured Motorists, Underinsured Motorists and No-Fault Coverage.

2. Liability Other Than Automobile:

   Bodily Injury Liability, Property Damage Liability, Personal and Advertising Injury Liability, and Medical Payments Coverage when written as part of a Commercial Package Policy.

SECTION 2 - LIMIT AND RETENTION
-------------------------------

A. As respects Property Business covered under this Exhibit involving one or more than one Line of Business, the Company shall retain the first $250,000 of Ultimate Net Loss as respects each risk in any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $250,000, but the liability of the Reinsurer shall never exceed $750,000 each risk any one Loss Occurrence, nor shall the Reinsurer's liability from all risks in each Loss Occurrence exceed $2,250,000.

B. As respects Casualty Business covered under this Exhibit involving one or more than one Class of Insurance, the Company shall retain the first $250,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $250,000, but the liability of the Reinsurer shall never exceed $750,000 with respect to any one Loss Occurrence.

C. In the event both a Property and Casualty loss are involved in the same Loss Occurrence, it is understood that the Company shall retain for its own account only the first $250,000 of the combined Property and Casualty Ultimate Net Loss, provided only one Property risk may be combined in the same Loss Occurrence. Such loss and the Company's retention thereon shall be apportioned to each Property and Casualty loss in the same proportion that the Company's Ultimate Net Loss for each such Property and Casualty loss bears to the Company's combined Ultimate Net Loss from both losses. The Reinsurer shall reimburse the Company for the difference between the Company's first $250,000 of Ultimate Net Loss under each Property and Casualty loss and the Company's pro rated retention on each Property and Casualty loss.

D. As respects Casualty Business covered under this Exhibit the Company warrants that the maximum limit of liability, per occurrence set forth under each Policy subject to this Exhibit shall not exceed $1,000,000.

SECTION 3 - REINSURANCE PREMIUM
-------------------------------

A. The Company shall pay to the Reinsurer a premium for the reinsurance provided under 1) the Property and Casualty business underwritten and produced through the Company's Commercial Property Department and 2) the Property business underwritten and produced through the Company's Personal Lines Department, all of which are covered under this Exhibit, at the rates set forth below. Each rate shall be applied to the combined total of the Company's Subject Earned Premium which shall be defined as the Subject Earned Premium as respects Property and Casualty business, underwritten and produced through the Company's Commercial Property Department plus the Subject Earned Premium as respects Property business only, underwritten and produced through the Company's Personal Lines Department, for the monthly period being reported.


   Department                Business Covered                  Rate
   ----------                ----------------                  ----

   Commercial Property       Property and Casualty             2.76%

   Personal Lines            Property                          0.92%
                                                               ----
                                                    Total      3.68%

B. The term "Subject Earned Premium" as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on a monthly pro rata basis.

C. The term "Net Premiums Written" shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.

D. The following percentages of the Company's premium shall be allocated to the business covered under this Exhibit:

   Homeowners                  Section I - 90%          Section II -  0%

   Businessowners              Section I - 65%          Section II - 35%

   Commercial
     Multiple Peril            Section I:               Section II:
    Actual Issued Premium,                              Actual Issued Premium,
    subject to a minimum                                subject to a minimum
    of 75%                                              of 25%



This Exhibit A is attached to and forms part of Reinsurance Agreement No. TM670A,B issued to MERCURY CASUALTY COMPANY.

                                   EXHIBIT B

                   SECOND MULTIPLE LINE EXCESS OF LOSS COVER

                           IS ATTACHED TO AND FORMS

                                    PART OF

                      REINSURANCE AGREEMENT NO. TM670A,B

             EXHIBIT B - SECOND MULTIPLE LINE EXCESS OF LOSS COVER

SECTION                 SUBJECT                     PAGE
-------                 -------                     ----

  1                     BUSINESS COVERED            B-1

  2                     LIMIT AND RETENTION         B-1

  3                     REINSURANCE PREMIUM         B-2

             EXHIBIT B - SECOND MULTIPLE LINE EXCESS OF LOSS COVER


SECTION 1 - BUSINESS COVERED
----------------------------

Under this Exhibit, the indemnity for reinsured loss applies to those Policies issued by the Company with respect to the following Property and Casualty Business except as excluded under Article IX - Exclusions of this Agreement.

PROPERTY BUSINESS
-----------------

NAIC
CODE:   LINES OF BUSINESS:

01      Fire
02      Allied Lines
04      Homeowners (Section I only)
05      Commercial Multiple Peril (Section I only)

CASUALTY BUSINESS
-----------------

CLASSES OF INSURANCE

1. Hired and Non-Owned Automobile Liability:

   Bodily Injury Liability, Property Damage Liability, Medical Payments, Uninsured Motorists, Underinsured Motorists and No-Fault Coverage.

2. Liability Other Than Automobile:

   Bodily Injury Liability, Property Damage Liability, Personal and Advertising Injury Liability, and Medical Payments Coverage when written as part of a Commercial Package Policy.

SECTION 2 - LIMIT AND RETENTION
-------------------------------

A. As respects Property Business covered under this Exhibit involving one or more than one Line of Business, the Company shall retain the first $1,000,000 of Ultimate Net Loss as respects each risk in any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $1,000,000, but the liability of the

   Reinsurer shall never exceed $1,000,000 each risk any one Loss Occurrence, nor shall the Reinsurer's liability from all risks in each Loss Occurrence exceed $1,000,000.

B. As respects Casualty Business covered under this Exhibit involving one or more than one Class of Insurance, the Company shall retain the first $1,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $1,000,000, but the liability of the Reinsurer shall never exceed $1,000,000 with respect to any one Loss Occurrence.

C. Reinsurance of the Company's retention, set forth in Paragraphs A. and B. above, shall not be deducted in arriving at the Company's Ultimate Net Loss herein.

D. As respects Casualty Business covered under this Exhibit the Company warrants that the maximum limit of liability, per occurrence set forth under each Policy subject to this Exhibit shall not exceed $1,000,000.

SECTION 3 - REINSURANCE PREMIUM
-------------------------------

A. As respects Property Business underwritten and produced through the Company's Commercial Property and Personal Lines Departments, the Company shall pay to the Reinsurer a premium for the reinsurance provided under this Exhibit, at the rates set forth below. Notwithstanding the provisions of Paragraph B. below, each rate shall be applied to the combined total of the Company's Subject Earned Premium for both the Property and Casualty Business covered under this Exhibit which shall be defined as the Subject Earned Premium as respects Property and Casualty business, underwritten and produced through the Company's Commercial Property Department plus the Subject Earned Premium as respects Property business only, underwritten and produced through the Company's Personal Lines Department, for the monthly period being reported.

              Department                   Rate
              ----------                   ----

              Commercial Property          0.42%

              Personal Lines               0.13%
                                           ----

                                  Total    0.55%


B. As respects Casualty Business underwritten and produced through the Company's Commercial Property Department, the Company shall pay to the Reinsurer an annual flat premium of $25,000 for the reinsurance provided.

C. The term "Subject Earned Premium" as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on a monthly pro rata basis.

D. The term "Net Premiums Written" shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.

E. The following percentages of the Company's premium shall be allocated to the business covered under this Exhibit:

   Homeowners                     Section I - 90%         Section II -  0%

   Businessowners                 Section I - 65%         Section II - 35%

   Commercial
     Multiple Peril               Section I:              Section II:
    Actual Issued Premium,                                Actual Issued Premium,
    subject to a minimum                                  subject to a minimum
    of 75%                                                of 25%



This Exhibit B is attached to and forms part of Reinsurance Agreement No. TM670A,B issued to MERCURY CASUALTY COMPANY.

                         SUPPLEMENT TO THE ATTACHMENTS


        DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS
        --------------------------------------------------------------

A. Wherever the term "Company" or "Reinsured" or "Reassured" or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B. Wherever the term "Agreement" or "Contract" or "Policy" or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C. Wherever the term "Reinsurer" or "Reinsurers" or "Underwriters" or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.


________________________________________________________________________________
________________________________________________________________________________


                       INSOLVENCY FUNDS EXCLUSION CLAUSE
                       ---------------------------------


This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

              POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE
              ---------------------------------------------------

SECTION A

Excluding:

(a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This Exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.


SECTION B

It is agreed that business, written by the Company for the same perils, which is known at the time to be insured by or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance is excluded hereunder:

     Industrial Risk Insurers (successor to Factory Insurance Association and Oil Insurance Association); Associated Factory Mutuals; Improved Risk Mutuals.

     Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.

     United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

SECTION B does not apply:

(a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above.

(d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

                    POLLUTION AND SEEPAGE EXCLUSION CLAUSE
                    --------------------------------------

This Reinsurance does not apply to:

   1. Pollution, seepage, contamination or environmental impairment insurances (hereinafter collectively referred to as "pollution"), however styled;

   2. Loss or damage caused directly or indirectly by pollution, unless said loss or damage follows as a result of a loss caused directly by a peril covered hereunder;

   3. Expenses resulting from any governmental direction or request that material present in or part of or utilized on an insured's property be removed or modified, except as provided in 5. below;

   4. Expenses incurred in testing for and/or monitoring pollutants;

   5. Expenses incurred in removing debris, unless (A) the debris results from a loss caused directly by a peril covered hereunder, and (B) the debris to be removed is itself covered hereunder, and (C) the debris is on the insured's premises, subject, however, to a limit of $5,000 plus 25% of (i) the property damage loss, any risk, any one location, any one original insured, and (ii) any deductible applicable to the loss;

   6. Expenses incurred to extract pollutants from land or water at the insured's premises unless (A) the release, discharge, or dispersal of pollutants results from a loss caused directly by a peril covered hereunder, and (B) such expenses shall not exceed $10,000;

   7. Loss of income due to any increased period of time required to resume operations resulting from enforcement of any law regulating the prevention, control, repair, clean-up or restoration of environmental damage;

   8. Claims under 5. and/or 6. above, unless notice thereof is given to the Company within 180 days after the date of the loss occurrence to which such claims relate.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Where no pollution exclusion has been accepted or approved by an insurance regulatory authority for use in a policy that is subject to this Agreement or where a pollution exclusion that has been used in a policy is overturned, either in whole or in part, by a court having jurisdiction, there shall be no recovery for pollution under this Agreement unless said pollution loss or damage follows as a result of a loss caused directly by a peril covered hereunder.

Nothing herein shall be deemed to extend the coverage afforded by this reinsurance to property or perils specifically excluded or not covered under the terms and conditions of the original policy involved.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.
--------------------------------------------------------------------------

N.M.A. 1119

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1. of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

   I. Nuclear reactor power plants including all auxiliary property on the site, or

   II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

   III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

   IV. Installations other than those listed in paragraph 2. III. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1. and 2. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

      (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraphs 1., 2. and 3. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given to it by the Atomic Energy Act of 1954 or by any law amendatory thereof.

7. Reassured to be sole judge of what constitutes:

   (a) substantial quantities, and

   (b) the extent of installation, plant or site.


NOTE: - Without in any way restricting the operation of paragraph 1. hereof, it is understood and agreed that

   (a) all policies issued by the Reassured on or before 31st December, 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

   (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December, 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - CANADA
--------------------------------------------------------------------------

N.M.A. 1980

1. This Agreement does not cover any loss or liability accruing to the Company directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

   a. Nuclear reactor power plants including all auxiliary property on the site, or

   b. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

   c. Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

   d. Installations other than those listed in c. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1. and 2. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

   a. where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

   b. where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1., 2. and 3. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1974 or by any law amendatory thereof.

7. Company to be sole judge of what constitutes:

   a. substantial quantities, and

   b. the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, caused by any nuclear incident as defined in The Nuclear Liability Act, nuclear explosion or contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1., 2., 3. and
      4. of this clause, paragraph 8. of this clause shall apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1984.

            NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4
            -------------------------------------------------------

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and Machinery and paragraph
   1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

              POLLUTION LIABILITY EXCLUSION CLAUSE - REINSURANCE
              --------------------------------------------------

   This Reinsurance excludes:

   (1) Any loss occurrence arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

      a)  At or from premises owned, rented or occupied by an original assured;
          or

      b) At or from any site or location used for the handling, storage, disposal, processing or treatment of waste; or

      c) Which are at any time transported, handled, stored, treated, disposed of, or processed as waste; or

      d) At or from any site or location on which any original assured is performing operations:

          (i) If the pollutants are brought on or to the site or location in connection with such operations; or

          (ii) If the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants.

   (2) Any liability, loss, cost or expense arising out of any governmental direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Subparagraphs a) and d)(i) of paragraph (1) of this exclusion do not apply to loss occurrences caused by heat, smoke or fumes from a hostile fire. As used herein, "hostile fire" means one which becomes uncontrollable or breaks out from where it was intended to be.

"Original assured" as used herein means all insureds as defined in the policy issued by the Company.

   NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.
   --------------------------------------------------------------------

   N.M.A. 1590



1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1. of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II. in this paragraph 2. from the time specified in Clause III. in this paragraph 2. shall be deemed to include the following provision (specified as the Limited Exclusion Provision):


   LIMITED EXCLUSION PROVISION*

     I. It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

    II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liabilities Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

   III. The inception dates and thereafter of all original policies as described in II. above, whether new, renewal or replacement, being policies which either

        (a)   become effective on or after 1st May, 1960, or

        (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2. shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II. of paragraph 2. and without in any way restricting the operation of paragraph 1. of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

   Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

   shall be deemed to include with respect to such coverages, from the time specified in Clause V. of this paragraph 3., the following provision (specified as the Broad Exclusion Provision):


   BROAD EXCLUSION PROVISION*

   It is agreed that the policy does not apply:

    I. Under any Liability Coverage to injury, sickness, disease, death or destruction, bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

    II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief, first aid, to expenses incurred with respect to bodily injury, sickness, disease or death, bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

   III. Under any Liability Coverage, to injury, sickness, disease, death or destruction, bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the injury, sickness, disease, death or destruction, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility, property damage to such nuclear facility and any property thereat.

     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; with respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property; "property damage" includes all forms of radioactive contamination of property.

      V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3., whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3. shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraph 1. of this Clause, it is understood and agreed that paragraphs 2. and 3. above are not applicable to original liability policies of the Reassured in Canada, and that with respect to such policies, this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.


*NOTE: The words printed in BOLD TYPE in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

   NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - CANADA
   --------------------------------------------------------------------

   N.M.A. 1979


1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,


          Personal Liability
          Farmers' Liability
          Storekeepers' Liability

   which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

   Limited Exclusion Provision -

   This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

   With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

   Broad Exclusion Provision -

   It is agreed that this Policy does not apply:

   (a) to liability imposed by or arising under the Nuclear Liability Act; nor

   (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

   (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

       (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

       (ii) the furnishing of an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

       (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

   As used in this Policy:

   (1) The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

   (2) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

   (3) The term "nuclear facility" means:

       (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

       (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

       (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

       (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

       and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

   (4) The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

   (5) With respect to property, loss of use of such property shall be deemed to be property damage.